                                                                    EXHIBIT 10.7

                              AMENDMENT NUMBER 1 TO
                         YORK INTERNATIONAL CORPORATION
                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (SERP)

York International Corporation (the "Employer") wishes to amend the York International Corporation Supplemental Executive Retirement Plan (SERP) (the "Plan").

Accordingly, the Plan hereby is amended, as permitted under Section 7.04 of the Plan, as follows:

         Effective January 1, 1997, Section 2.06 of the Plan is amended to read as follows:

         2.06 "Compensation" shall mean the regular or base salary or wages received by a Member from the Employer during a calendar year for personal services rendered plus the lesser of (a) or (b), defined as:

                  a) Base "EV" bonus award percentage for the calendar year times the Member's annual base salary as December 31 of such calendar year, or

                  b)       Total bonus earned for the calendar year;

         and excluding: (i) contributions, credits or benefits paid or accrued under this Plan or any other qualified or non-qualified retirement plan, deferred compensation plan, welfare benefit plan or fringe benefit plan of the Employer, (ii) compensation resulting from grant (if the value of such grant would otherwise be excludable from the Member's gross income), exercise or cancellation of or vesting or lapse of restrictions with respect to stock options or stock awards or disposition of the underlying stock, (iii) reimbursement for expenses, or other expense allowances, (iv) moving expenses, (v) severance payments, and (vi) expatriation payments. In all cases, however, not withstanding any exclusion specified above, Compensation shall include any amount which would otherwise be deemed Compensation under this
         Section 2.06 but for the fact that it is deferred pursuant to a salary reduction agreement under any plan described in Section 401 (k), 402(h) or 125 of the Internal Revenue Code of 1986, as amended, or under any non-qualified deferred compensation plan or agreement.

                  In all other respects, the Plan hereby is ratified and affirmed.

         IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed effective January 1, 1997.

WITNESS/ATTEST:                                YORK INTERNATIONAL CORPORATION

 /s/ R. A. King                                By: /s/ Jane G. Davis
--------------------------                       -------------------------------

Print Name: R. A. King                         Print Name: Jane G. Davis

                                               Title: Vice President, Secretary
                                                      & General Counsel

                                               Date: June 30, 1997